                       SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                  June 8, 1995



                           ENSERCH EXPLORATION, INC.
             (Exact name of Registrant as specified in its charter)



     Texas                           1-1311                    75-2556975
(State or other                   (Commission               (I.R.S. Employer
jurisdiction of                   File Number)              Identification No.)
 incorporation)


4849 Greenville Ave., Suite 1200, Dallas, Texas                  75206-4186
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including Area Code:   214-369-7893

ITEM 2.  Acquisition or Disposition of Assets

     On June 8, 1995, Enserch Exploration, Inc. ("EEX" or the "Company") acquired for cash 100% of the Dallas-based affiliate of Pacific Gas & Electric Company, DALEN Corporation, for a purchase price of $340 million and refinanced DALEN's $115 million bank debt. The purchase price was funded through the Company's lines of credit and the bank debt was funded by a bridge loan. EEX intends to repay the bridge loan later this year by an asset-based financing. Proceeds from a planned offering of common shares of EEX will be applied toward EEX's debt.

ITEM 7.  Financial Statements and Schedules

(a)  Financial statements of businesses acquired

     DALEN Corporation Consolidated Financial Statements as of
     December 31, 1994 and 1993, together with Auditor's Report.

     DALEN Corporation Condensed Consolidated Financial Statements (Unaudited) for the Periods Ended March 31, 1995 and 1994.

(b)  Pro forma financial information

     Enserch Exploration, Inc. Condensed Pro Forma Financial Statements (Unaudited) for the Periods Ended December 31, 1994 and March 31, 1995.

(a) Financial statements of businesses acquired

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
DALEN Corporation:

We have audited the accompanying consolidated balance sheets of DALEN Corporation (formerly DALEN Resources Corp.) and subsidiaries as of December 31, 1994 and 1993 (as restated, see note 1), and the related consolidated statements of operations, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DALEN Corporation and subsidiaries as of December 31, 1994 and 1993, and the results of their operations and cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

As explained in Note 2 to the financial statements, effective January 1, 1993, DALEN Corporation and subsidiaries adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Prior year financial statements have not been restated.

Arthur Andersen LLP

Dallas, Texas
February 24, 1995

                       DALEN CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
                        (STATED IN THOUSANDS OF DOLLARS)

                                                    1994      1993      1992
                                                  --------  --------  --------
REVENUES:
  Natural gas.................................... $115,593  $152,488  $111,779
  Oil and gas liquids............................   51,054    73,852    82,003
  Other..........................................    2,341     5,144     5,822
                                                  --------  --------  --------
                                                   168,988   231,484   199,604
                                                  --------  --------  --------
OPERATING EXPENSES:
  Lease operating................................   43,533    56,367    52,389
  General and administrative.....................   18,057    17,783    18,788
  Depreciation, depletion and amortization.......  101,151   128,364   109,294
  Exploration....................................   24,886    19,453    25,278
                                                  --------  --------  --------
                                                   187,627   221,967   205,749
                                                  --------  --------  --------
OPERATING INCOME (LOSS)..........................  (18,639)    9,517    (6,145)
                                                  --------  --------  --------
OTHER INCOME (EXPENSE):
  Interest income................................    3,656     1,360     1,848
  Interest expense...............................   (6,002)   (7,255)   (6,885)
  Other, net.....................................    2,845        85     1,105
                                                  --------  --------  --------
                                                       499    (5,810)   (3,932)
                                                  --------  --------  --------
EARNINGS (LOSS) BEFORE INCOME TAXES AND
 CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
 PRINCIPLE.......................................  (18,140)    3,707   (10,077)
INCOME TAX BENEFIT (EXPENSE):
  Current........................................   21,859    18,997    25,656
  Deferred.......................................   (6,653)  (13,153)  (22,125)
                                                  --------  --------  --------
                                                    15,206     5,844     3,531
                                                  --------  --------  --------
NET EARNINGS (LOSS) BEFORE CUMULATIVE EFFECT OF
 CHANGE IN ACCOUNTING PRINCIPLE..................   (2,934)    9,551    (6,546)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
 PRINCIPLE.......................................      --      7,958       --
                                                  --------  --------  --------
NET EARNINGS (LOSS).............................. $ (2,934) $ 17,509  $ (6,546)
                                                  ========  ========  ========

          See accompanying notes to consolidated financial statements.

                       DALEN CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1994 AND 1993
                        (STATED IN THOUSANDS OF DOLLARS)

                                                              1994      1993
                                                            --------  --------
                          ASSETS
CURRENT ASSETS:
  Cash and cash equivalents................................ $ 10,888  $ 48,117
  Accounts receivable:
   Oil and gas.............................................   20,009    29,934
   Trade...................................................    6,030     5,537
   Affiliates..............................................    7,616    11,154
  Inventories..............................................    2,125     3,802
  Prepaid expenses.........................................    3,635     6,310
                                                            --------  --------
    Total current assets...................................   50,303   104,854
                                                            --------  --------
PROPERTY AND EQUIPMENT:
  Oil and gas properties, based on successful efforts
   method..................................................  787,579   916,354
  Other property and equipment.............................    6,671     5,808
                                                            --------  --------
                                                             794,250   922,162
  Less: Accumulated depreciation, depletion and
   amortization............................................ (362,548) (353,455)
                                                            --------  --------
    Net property and equipment.............................  431,702   568,707
                                                            --------  --------
OTHER ASSETS...............................................      655     1,745
                                                            --------  --------
TOTAL ASSETS............................................... $482,660  $675,306
                                                            ========  ========
           LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable......................................... $ 15,394  $ 25,641
  Interest payable.........................................       67       954
  Accrued liabilities......................................   10,998    12,937
                                                            --------  --------
    Total current liabilities..............................   26,459    39,532
                                                            --------  --------
DEFERRED INCOME TAXES......................................   72,529    65,876
ABANDONMENT, DISMANTLEMENT AND OTHER LIABILITIES...........   13,864    15,156
LONG-TERM DEBT.............................................  115,000   130,000
STOCKHOLDER'S EQUITY:
  Common stock, $0.01 par value, 1,000 shares authorized;
   100 shares issued and outstanding.......................        1         1
  Additional paid-in capital...............................  335,470   502,470
  Accumulated deficit......................................  (80,663)  (77,729)
                                                            --------  --------
    Total stockholder's equity.............................  254,808   424,742
                                                            --------  --------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY................. $482,660  $675,306
                                                            ========  ========

          See accompanying notes to consolidated financial statements.

                       DALEN CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

             FOR THE YEARS ENDED DECEMBER 31, 1994, 1993, AND 1992 (STATED IN THOUSANDS OF DOLLARS, EXCEPT COMMON SHARES)

                                 COMMON STOCK  ADDITIONAL
                                 -------------  PAID-IN    ACCUMULATED
                                 SHARES AMOUNT  CAPITAL      DEFICIT    TOTALS
                                 ------ ------ ----------  ----------- ---------
BALANCE AT JANUARY 1, 1992......  100    $ 1   $ 637,470    $(88,692)  $ 548,779
  Dividends to Parent...........   --     --    (135,000)        --     (135,000)
  Net loss......................   --     --         --       (6,546)     (6,546)
                                  ---    ---   ---------    --------   ---------
BALANCE AT DECEMBER 31, 1992....  100      1     502,470     (95,238)    407,233
  Net earnings..................   --     --         --       17,509      17,509
                                  ---    ---   ---------    --------   ---------
BALANCE AT DECEMBER 31, 1993....  100      1     502,470     (77,729)    424,742
  Dividends to Parent...........   --     --    (167,000)        --     (167,000)
  Net loss......................   --     --         --       (2,934)     (2,934)
                                  ---    ---   ---------    --------   ---------
BALANCE AT DECEMBER 31, 1994....  100    $ 1   $ 335,470    $(80,663)  $ 254,808
                                  ===    ===   =========    ========   =========

          See accompanying notes to consolidated financial statements.

                       DALEN CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
                        (STATED IN THOUSANDS OF DOLLARS)

                                                  1994       1993      1992
                                                ---------  --------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net earnings (loss)........................... $  (2,934) $ 17,509  $  (6,546)
 Adjustments to reconcile net loss to net cash
  provided by operating activities:
   Depreciation, depletion and amortization....   101,151   128,364    109,424
   Surrendered leases and impairments..........     9,461     9,344     12,983
   Dry hole expense............................     9,352     4,143      7,482
   Deferred income taxes.......................     6,653    13,153     22,125
   Loss (gain) on sale of assets...............    (2,509)      146       (365)
   Cumulative effect of change in accounting
    principle..................................       --     (7,958)       --
   Other.......................................      (769)   (2,630)      (737)
                                                ---------  --------  ---------
                                                  120,405   162,071    144,366
                                                ---------  --------  ---------
 Changes in operating assets and liabilities:
   Decrease (increase) in accounts receivable..     8,563    34,869    (13,141)
   Decrease (increase) in prepaid expenses.....     2,534        54     (1,461)
   Decrease in accounts payable................    (9,842)  (11,985)   (22,279)
   Increase (decrease) in interest payable.....      (887)     (529)       556
   Decrease in accrued liabilities and other...    (3,629)     (544)    (4,183)
                                                ---------  --------  ---------
    Net cash provided by operating activities..   117,144   183,936    103,858
                                                ---------  --------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Additions to property and equipment...........  (108,105)  (94,442)   (89,892)
 Proceeds from sales of property and equipment.   135,732     1,540      1,907
 Receivable related to acquisition.............       --        --       5,573
                                                ---------  --------  ---------
    Net cash provided by (used in) investing
     activities................................    27,627   (92,902)   (82,412)
                                                ---------  --------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Dividends to Parent...........................  (167,000)      --    (135,000)
 Long-term debt borrowing......................    15,000       --     111,000
 Repayment of long-term debt...................   (30,000)  (60,007)        (6)
                                                ---------  --------  ---------
    Net cash used in financing activities......  (182,000)  (60,007)   (24,006)
                                                ---------  --------  ---------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS...................................   (37,229)   31,027     (2,560)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR...    48,117    17,090     19,650
                                                ---------  --------  ---------
CASH AND CASH EQUIVALENTS, END OF YEAR......... $  10,888  $ 48,117  $  17,090
                                                =========  ========  =========

          See accompanying notes to consolidated financial statements.

                       DALEN CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1993

1. ORGANIZATION:

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles and include the accounts of DALEN Corporation (formerly DALEN Resources Corp.) and its wholly-owned subsidiaries (the "Company"). All significant intercompany balances and transactions are eliminated in consolidation. The Company is a wholly-owned subsidiary of PG&E Enterprises ("Parent"), which is 100% owned by Pacific Gas and Electric Company ("PG&E"). The Company's primary business activity is the exploration, development and production of natural gas and crude oil reserves in the continental United States.

During 1994, the Parent determined that the Company did not fit within its long-term corporate strategy. As a result, the Parent intends to sell its 100% ownership interest in the Company through an initial public offering of the Company's common stock or by other means. A registration statement was filed on Form S-1 with the Securities and Exchange Commission during 1994 to effect the disposition. The accompanying prior year financial statements were restated in connection with the filing of the Form S-1, resulting in an increase in 1993 net earnings and stockholder's equity of $24.2 million.

2. ACCOUNTING POLICIES:

Property and Equipment

The Company uses the successful efforts method of accounting for oil and gas properties. Under the successful efforts method, lease acquisition costs are capitalized when incurred. Unproved leasehold costs are periodically assessed on a property-by-property basis, and a loss is recognized when assessment indicates a permanent impairment in value has occurred. Any remaining unproved leasehold costs are charged to expense upon abandonment of the respective leases.

Exploratory costs, excluding successful exploratory wells, are charged to expense as incurred. Costs of drilling exploratory wells are initially capitalized pending determination of whether the wells have found proved reserves which justify commercial development. If proved reserves are not found, the drilling costs are charged to expense. Costs applicable to productive wells and development dry holes are capitalized and amortized on the units-of-production method based on estimated proved reserve quantities.

The Company periodically reviews the carrying value of its proved oil and gas properties for impairment in value on a company-wide basis by comparing capitalized costs of proved oil and gas properties with undiscounted future net cash flows, after income taxes. Under this policy, no impairment in carrying value has been required during 1994, 1993, or 1992. However, in November 1993 the Financial Accounting Standards Board issued an exposure draft "Accounting for the Impairment of Long-Lived Assets." Under this proposed standard, an assessment of fair value of oil and gas properties will be required to be performed using certain groupings of property costs. Fair value is to be measured by market value, if an active market exists. If the market value is not readily determinable, discounted future net cash flows, after income taxes, are to be used to estimate fair value. The impact of adoption of this proposed statement on the consolidated financial statements of the Company has not been determined.

Other property and equipment are depreciated on a straight-line basis over their estimated useful lives ranging from 5 to 20 years. Major renewals and betterments, which improve or extend the life of the asset, are capitalized. The costs of repairs and maintenance are charged to expense as incurred.

                       DALEN CORPORATION AND SUBSIDIARIES

Abandonment and Dismantlement Costs

Estimated abandonment and dismantlement costs of offshore wells and platforms are accrued as liabilities on the units-of-production method based on estimated proved reserves of the property. At December 31, 1994, total estimated future abandonment and dismantlement costs associated with proved developed properties were $11.3 million, of which $6.2 million was accrued.

Inventories

Inventories, consisting principally of equipment and oil field supplies, are recorded at cost which approximates market value.

Gas Balancing Arrangements

The Company only recognizes revenue associated with volumes sold to which it is entitled under respective property divisions of interest. Proceeds received for natural gas volumes in excess of entitlements are deferred and recognized as revenue when the gas is made up to the other interest owners. Accounts receivable and payable resulting from gas balancing arrangements were not significant at December 31, 1994 or 1993.

Hedging Transactions

The Company periodically enters into oil and natural gas hedging transactions to minimize the risk of price decreases. Such hedging transactions also limit revenues which might result from potential price increases. Under the hedging transactions, the Company receives or makes payments based on the differential between a specified price and the actual quote market price of oil and natural gas. The Company does not use derivative financial instruments for trading purposes.

Gains and losses resulting from hedging activities are recognized in the same period that revenues on hedged volumes are recorded. Net gains (losses) of $2.4 million, ($8.9) million and ($12.8) million resulting from such transactions are included in oil and natural gas revenues for the years ended December 31, 1994, 1993 and 1992, respectively. The Company had no open hedging positions at December 31, 1994.

Income Taxes

The operations of the Company are ultimately included in the consolidated tax return of PG&E. A tax-sharing agreement between PG&E and the Parent provides that the Parent pay its proportionate share of state and federal income taxes and that PG&E reimburse the Parent for related tax benefits to the extent realized in the consolidated tax return. The Parent then allocates its proportionate share of income taxes to the Company based on its contribution to the consolidated tax liability or benefit.

Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates. The cumulative effect of adopting SFAS No. 109 at January 1, 1993 resulted in an increase in gas and oil properties and deferred income taxes of $22.0 million and $14.0 million, respectively, and a cumulative gain of $8.0 million. The financial statements for 1992 have not been restated.

Prior to 1993, the provision for income taxes was based on income and expenses included in the consolidated statements of operations. Differences between taxes computed on financial earnings and taxes currently payable under applicable state and federal statutes and regulations were classified as deferred taxes.

                       DALEN CORPORATION AND SUBSIDIARIES

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosure about Fair Value of Financial Instruments", defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company's financial instruments are comprised of short-term investments, accounts receivable, accounts payable and long-term debt. The carrying amount of the Company's financial instruments approximate fair value because of the short maturity of the instruments or because the interest rates of the instruments are based on current market rates.

Statements of Cash Flows

For purposes of the statements of cash flows, the Company considers all highly liquid cash investments with an original maturity of three months or less to be cash equivalents.

Supplemental cash flow information is as follows (stated in thousands of dollars):

                                                         YEAR ENDED DECEMBER 31,
                                                         -----------------------
                                                          1994    1993    1992
                                                         ------- ------- -------
   Cash paid for interest during the year............... $ 6,889 $ 7,656 $ 6,329
                                                         ======= ======= =======
   Cash received from Parent for income tax benefit..... $25,196 $25,041 $14,433
                                                         ======= ======= =======

3. RELATED PARTY TRANSACTIONS:

The Company sells natural gas to PG&E and to other affiliates. These sales were made on terms approximating spot market prices at the time of the transactions. During 1994, 1993 and 1992, such sales totaled approximately $1.2 million, $1.7 million and $2.8 million, respectively.

The Company's employee benefit plans and insurance programs are administered or combined with affiliated companies under the Parent's control. The Company has paid its proportionate share of related costs (administration fees to third parties and premiums) which approximates the cost of obtaining such programs from non-affiliates.

PG&E and the Parent perform certain other administrative functions, including cash management services, for the Company. Costs associated with such services for 1994, 1993 and 1992 were not significant. At December 31, 1994 and 1993, $8.9 million and $46.1 million, respectively, of the Company's cash was held by PG&E, at the Company's option, for cash management purposes. The average interest rate received by the Company on such cash investments was 4.9% in 1994 and 3.8% in 1993, which approximates market rates.

Accounts receivable from affiliates at December 31, 1994 and 1993 result primarily from income tax benefits due from the Parent, and are liquidated upon the filing of the annual consolidated tax return of PG&E. Other accounts receivable and payable to affiliates resulting from the above activities are liquidated by receipts and payments in the normal course of business.

4. LONG-TERM DEBT:

The Company's credit agreement (the "Agreement"), as amended February 22, 1995, provides for a two-year revolving loan (expiring February 1997), which is convertible at the Company's option, to a five year term loan. The revolving loan may be extended annually by consent of the banks. The Agreement has a maximum commitment from the banks of $200 million, with actual commitment amounts potentially limited

                       DALEN CORPORATION AND SUBSIDIARIES
by the periodic determination of a "Borrowing Base" (determined based on discounted future net revenues expected from the Company's proved oil and gas reserves, using various parameters set forth in the Agreement). The Borrowing Base at December 31, 1994, was approximately $168.5 million, of which $115 million in loans was outstanding.

The Agreement, at the request of the banks, shall be secured by the Company's interest in the Borrowing Base assets, including all related property and equipment.

Interest on loans outstanding is based on the Agent Bank's Reference Rate, as defined, or on the Agent Bank's CD Rate, or an adjusted Offshore Rate, and is payable quarterly. At December 31, 1994, the interest rate in effect was 7.0%. The Company is also required to pay certain fees in connection with the facility, as well as comply with various covenants set forth in the Agreement.

The aggregate maturities of long-term debt outstanding as of December 31, 1994 are as follows (stated in thousands of dollars):

                      YEAR ENDING
                      DECEMBER 31,            AMOUNT
                      ------------           --------
              1995.......................... $    --
              1996..........................      --
              1997..........................   23,000
              1998..........................   23,000
              1999..........................   23,000
            Thereafter......................   46,000
                                             --------
                                             $115,000
                                             ========

5. INCOME TAXES:

The components of the income tax benefit (expense), before cumulative effect of change in accounting principle, are as follows (stated in thousands of dollars):

                                                     YEAR ENDED DECEMBER 31,
                                                    ---------------------------
                                                     1994      1993      1992
                                                    -------  --------  --------
   Current income taxes:
     Federal....................................... $19,368  $ 17,216  $ 21,982
     State.........................................   2,491     1,781     3,674
                                                    -------  --------  --------
                                                     21,859    18,997    25,656
                                                    -------  --------  --------
   Deferred income taxes:
     Federal.......................................  (5,455)  (11,176)  (18,619)
     State.........................................  (1,198)   (1,977)   (3,506)
                                                    -------  --------  --------
                                                     (6,653)  (13,153)  (22,125)
                                                    -------  --------  --------
   Total income tax benefit........................ $15,206  $  5,844  $  3,531
                                                    =======  ========  ========

                       DALEN CORPORATION AND SUBSIDIARIES

A reconciliation of income tax benefit computed by applying the federal statutory income tax rate to earnings (loss) before income taxes is as follows (stated in thousands of dollars):

                                                      YEAR ENDED DECEMBER 31,
                                                      ------------------------
                                                       1994    1993     1992
                                                      ------- -------  -------
   Expected federal tax benefit (expense) at
    statutory rate................................... $ 6,349 $(1,297) $ 3,426
   State tax benefit (expense).......................   1,097    (224)     619
   Section 29 tight sands gas tax credits............   6,112   7,434    2,128
   Permanent differences arising from acquisitions
    and other........................................   1,648     (69)  (2,642)
                                                      ------- -------  -------
   Total income tax benefit.......................... $15,206 $ 5,844  $ 3,531
                                                      ======= =======  =======

The sources of deferred tax benefit (expense) and their tax effect are as follows (stated in thousands of dollars):

                                                   YEAR ENDED DECEMBER 31,
                                                  ----------------------------
                                                    1994      1993      1992
                                                  --------  --------  --------
   Sale of gas and oil properties................ $ 16,498  $    --   $    --
   Oil and gas property impairments..............    4,782     2,250     5,694
   Depreciation, depletion and amortization......    1,779    13,079     1,392
   Intangible drilling costs.....................  (29,712)  (28,482)  (29,211)
                                                  --------  --------  --------
   Total deferred income tax expense............. $ (6,653) $(13,153) $(22,125)
                                                  ========  ========  ========

The net deferred tax liability reflected in the Company's consolidated balance sheet at December 31, 1994 and 1993 results primarily from temporary differences in the treatment of costs of oil and gas properties for financial and income tax reporting purposes.

6. OVERRIDING ROYALTY INTEREST:

The Company's interest in certain gas properties acquired in 1991 is subject to a previously existing undivided overriding royalty interest ("ORRI") held by an unaffiliated party. The ORRI entitles the holder to receive natural gas production (aggregating 4.0 Bcf at December 31, 1994) through March 1996, subject to various daily and annual limitations. Shortfalls in production from the wells subject to the ORRI must be made up by the Company with production from other properties or through purchases on the spot market. At December 31, 1994, $1.6 million in accrued liabilities has been provided for future lease operating expenses on the subject properties and for potential production shortfalls.

7. EMPLOYEE BENEFIT PLAN:

The Company participates in a 401(k) savings plan ("Plan") sponsored by the Parent. Under the Plan, eligible employees are permitted to defer receipt of up to 7% of their compensation (subject to certain limitations by the Internal Revenue Code of 1986, as amended). After one year of service, the Company will contribute an amount equal to 5% of an employee's salary into the Plan, and the Company will match employee contributions on a 100% basis, up to 5% of the employee's salary. Amounts held under the Plan are invested among various investment funds at the direction of the individual employee. Employee contributions are 100% vested at the date of contribution. Company contributions are vested 100% after five years of employment. For the years ended December 31, 1994, 1993 and 1992, the Company expensed $1.1 million, $1.2 million and $1.2 million, respectively, for contributions made under the Plan.

                       DALEN CORPORATION AND SUBSIDIARIES

8. MAJOR CUSTOMERS:

The Company markets its oil and gas production to numerous purchasers under a combination of short and long-term contracts. One customer accounted for 11.1% of the Company's consolidated revenues in 1993. There were no individual customers which accounted for more than 10% of total revenues in 1994 or 1992. Management believes that the loss of any major customers would not have a material adverse effect on the Company due to the availability of other purchasers for the Company's production.

9. COMMITMENTS AND CONTINGENCIES:

The Company leases office space under noncancelable leases, which extend through 2002. In addition, certain office space no longer in use is being subleased.

The future minimum rental payments required under the leases, net of sublease income, are as follows (stated in thousands of dollars):

                         YEAR ENDING
                        DECEMBER 31,              AMOUNT
                        ------------              -------
              1995............................... $ 1,990
              1996...............................   2,075
              1997...............................   1,998
              1998...............................   1,703
              1999...............................   1,479
            Thereafter...........................   3,822
                                                  -------
                                                  $13,067
                                                  =======

The Company has established a $1.9 million reserve as of December 31, 1994 for rent payments on office space no longer in use. The reserve is net of expected sublease proceeds of $2.5 million under sublease agreements currently in effect.

The Company has sublet certain of the unused office space to PG&E for which payments received aggregated $.4 million for each of the three years in the period ended December 31, 1994. As of December 31, 1994, future sublease payments from PG&E are expected to aggregate $1.5 million through 1998.

The Company has entered into an agreement to acquire 3-D seismic data in 1995 and 1996 for payments aggregating $3.9 million.

The Company's revenues are derived principally from uncollateralized sales to customers in the oil and gas industry. The concentration of credit risk in a single industry affects the Company's overall exposure to credit risk because customers may be similarly affected by changes in economic and other conditions. The Company has not experienced significant credit losses on such receivables.

The Company is directly or indirectly involved in various pending lawsuits and claims. Reserves for lawsuits and claims are provided for when a loss is determined to be probable and the amount can be reasonably estimated. In the opinion of management, the ultimate outcome of such claims will not have a material impact on the results of operations of the Company.

                       DALEN CORPORATION AND SUBSIDIARIES

10. OIL AND GAS PROPERTIES:

The following table sets forth certain information with respect to costs incurred in connection with the Company's oil and gas producing activities (stated in thousands of dollars):

                                                        YEAR ENDED DECEMBER 31,
                                                       -------------------------
                                                         1994    1993     1992
                                                       -------- ------- --------
   Property acquisitions:
     Proved........................................... $ 14,119 $ 1,001 $ 14,308
     Unproved.........................................   23,477   4,944    3,665
   Development costs..................................   49,050  76,099   70,771
   Exploratory costs..................................   26,921   9,653   11,263
                                                       -------- ------- --------
                                                       $113,567 $91,697 $100,007
                                                       ======== ======= ========

Capitalized costs for oil and gas properties are as follows (stated in thousands of dollars):

                                                              DECEMBER 31,
                                                           --------------------
                                                             1994       1993
                                                           ---------  ---------
   Oil and gas properties:
     Proved............................................... $ 739,361  $ 880,198
     Unproved.............................................    48,218     36,156
                                                           ---------  ---------
                                                             787,579    916,354
   Accumulated depreciation, depletion and amortization...  (359,331)  (351,105)
                                                           ---------  ---------
                                                           $ 428,248  $ 565,249
                                                           =========  =========

In the third quarter of 1994, the Company sold certain oil and gas properties (the "Non-Strategic Properties") that did not fit within the Company's current business strategy. The Company sold the Non-Strategic Properties, which had a net book value of $131.7 million, to unrelated third parties for $134.0 million in cash, resulting in a pre-tax gain of $2.3 million, which is included in other income in the accompanying consolidated statement of operations.

In October and November 1994, the Company acquired producing and non-producing oil and gas properties located in Louisiana, Texas and offshore Gulf of Mexico for approximately $28.1 million in cash.

11. SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (UNAUDITED):

The estimates of proved oil and gas reserves utilized in the preparation of the consolidated financial statements were prepared by independent petroleum engineers at December 31, 1994. Such estimates are in accordance with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board, which require that reserve reports be prepared under existing economic and operating conditions with no provision for price and cost escalations except by contractual arrangements. All of the Company's reserves are located in the United States.

The Company emphasizes that reserve estimates are inherently imprecise. Accordingly, the estimates are expected to change as more current information becomes available. In addition, a portion of the Company's proved reserves is undeveloped, which increases the imprecision inherent in estimating reserves which may ultimately be produced.

                       DALEN CORPORATION AND SUBSIDIARIES

Proved oil and gas reserve information, together with the changes therein, are as follows (oil in MBbls, gas in MMcf):

                                       YEAR ENDED DECEMBER 31,
                             -------------------------------------------------
                                  1994             1993             1992
                             ---------------  ---------------  ---------------
                              OIL      GAS     OIL      GAS     OIL      GAS
                             ------  -------  ------  -------  ------  -------
Proved reserves:
  Beginning of year......... 20,074  364,181  23,861  414,099  23,255  406,332
  Revisions.................    (25) (27,253)   (740) (15,631)  3,257  (11,110)
  Extensions and
   discoveries..............  3,960   80,850   1,582   39,644   1,633   71,300
  Purchases and minerals-in-
   place....................    557   12,529      74    2,656     433   16,900
  Sales of minerals-in-
   place.................... (9,346) (62,722)    --       --      --       --
  Production................ (3,525) (60,223) (4,703) (76,587) (4,717) (69,323)
                             ------  -------  ------  -------  ------  -------
  End of year............... 11,695  307,362  20,074  364,181  23,861  414,099
                             ======  =======  ======  =======  ======  =======
Proved developed reserves:
  Beginning of year......... 17,508  335,476  21,670  390,830  19,944  352,285
                             ======  =======  ======  =======  ======  =======
  End of year............... 11,134  262,819  17,508  335,476  21,670  390,830
                             ======  =======  ======  =======  ======  =======

The standardized measure of discounted future net cash flows relating to proved reserves is as follows (stated in thousands of dollars):

                                                  YEAR ENDED DECEMBER 31,
                                              ---------------------------------
                                                1994        1993        1992
                                              ---------  ----------  ----------
   Future cash inflows......................  $ 651,143  $1,073,395  $1,322,489
   Future costs:
     Production.............................   (185,726)   (313,606)   (335,634)
     Development............................    (45,437)    (42,604)    (41,961)
     Income taxes...........................    (74,250)   (111,229)   (186,259)
                                              ---------  ----------  ----------
   Future net cash flows....................    345,730     605,956     758,635
   10% discount factor......................    (83,691)   (156,009)   (204,473)
                                              ---------  ----------  ----------
   Standardized measure of discounted future
    net cash flows..........................  $ 262,039  $  449,947  $  554,162
                                              =========  ==========  ==========

                       DALEN CORPORATION AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONCLUDED)
Changes in the standardized measure of discounted future net cash flows relating to proved reserves are as follows (stated in thousands of dollars):

                                                  YEAR ENDED DECEMBER 31,
                                               -------------------------------
                                                 1994       1993       1992
                                               ---------  ---------  ---------
     Standardized measure, beginning of year.. $ 449,947  $ 554,162  $ 531,868
     Net changes in sales prices, net of
      production costs........................  (105,808)   (64,251)    59,647
     Revisions of quantity estimates..........   (22,467)   (21,132)    10,585
     Changes in future development costs,
      including development costs incurred....    12,722      8,155     15,504
     Accretion of discount....................    47,490     62,254     56,310
     Extension and discoveries................    69,331     44,267     91,800
     Purchases of minerals-in-place...........    12,848      1,814     19,695
     Sales of minerals-in-place...............   (82,300)
     Sales, net of production costs...........  (121,457)  (180,775)  (156,480)
     Net change in income taxes...............       679     43,429    (37,149)
     Changes in timing and other..............     1,054      2,024    (37,618)
                                               ---------  ---------  ---------
     Standardized measure, end of year........ $ 262,039  $ 449,947  $ 554,162
                                               =========  =========  =========

                       DALEN CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)
                        (STATED IN THOUSANDS OF DOLLARS)

                                                                THREE MONTHS
                                                               ENDED MARCH 31,
                                                               ----------------
                                                                1995     1994
                                                               -------  -------
REVENUES:
  Natural gas................................................. $19,140  $38,516
  Oil and gas liquids.........................................   9,658   13,611
  Other.......................................................      69      885
                                                               -------  -------
                                                                28,867   53,012
                                                               -------  -------
OPERATING EXPENSES:
  Lease operating.............................................   8,536   13,689
  General and administrative..................................   4,280    4,761
  Depreciation, depletion and amortization....................  19,603   28,889
  Exploration.................................................   2,695    3,770
                                                               -------  -------
                                                                35,114   51,109
                                                               -------  -------
OPERATING INCOME (LOSS).......................................  (6,247)   1,903
                                                               -------  -------
OTHER INCOME (EXPENSE)
  Interest expense............................................  (2,119)  (1,392)
  Interest income.............................................     155      525
  Other, net..................................................     144      140
                                                               -------  -------
                                                                (1,820)    (727)
                                                               -------  -------
EARNINGS (LOSS) BEFORE TAXES..................................  (8,067)   1,176
INCOME TAX BENEFIT (EXPENSE):
  Current.....................................................   5,727    5,439
  Deferred....................................................  (1,316)  (4,574)
                                                               -------  -------
                                                                 4,411      865
                                                               -------  -------
NET EARNINGS (LOSS)........................................... $(3,656) $ 2,041
                                                               =======  =======

                       DALEN CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                  (UNAUDITED)
                        (STATED IN THOUSANDS OF DOLLARS)

                                                        MARCH 31,  DECEMBER 31,
                                                          1995         1994
                                                        ---------  ------------
                        ASSETS
CURRENT ASSETS:
 Cash and cash equivalents............................. $   5,653   $  10,888
 Accounts receivable
  Oil and gas..........................................    11,875      20,009
  Trade................................................     6,798       6,030
  Affiliates...........................................    14,708       7,616
 Inventories...........................................     1,876       2,125
 Prepaid expenses......................................     2,437       3,635
                                                        ---------   ---------
    Total current assets...............................    43,347      50,303
                                                        ---------   ---------
PROPERTY AND EQUIPMENT
  Oil and gas properties, based on successful efforts
   method..............................................   802,337     787,579
  Other property and equipment.........................     6,700       6,671
                                                        ---------   ---------
                                                          809,037     794,250
  Less: Accumulated depreciation, depletion and
   amortization........................................  (381,754)   (362,548)
                                                        ---------   ---------
   Net property and equipment..........................   427,283     431,702
                                                        ---------   ---------
OTHER ASSETS...........................................       540         655
                                                        ---------   ---------
TOTAL ASSETS........................................... $ 471,170   $ 482,660
                                                        =========   =========
         LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable..................................... $  11,954   $  15,394
  Interest payable.....................................        65          67
  Accrued liabilities..................................    10,190      10,998
                                                        ---------   ---------
    Total current liabilities..........................    22,209      26,459
                                                        ---------   ---------
DEFERRED INCOME TAXES..................................    73,845      72,529
ABANDONMENT, DISMANTLEMENT AND OTHER LIABILITIES.......     8,964      13,864
LONG-TERM DEBT.........................................   115,000     115,000
STOCKHOLDER'S EQUITY
  Common stock.........................................         1           1
  Additional paid-in capital...........................   335,470     335,470
  Accumulated deficit..................................   (84,319)    (80,663)
                                                        ---------   ---------
    Total stockholder's equity.........................   251,152     254,808
                                                        ---------   ---------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY............. $ 471,170   $ 482,660
                                                        =========   =========

                       DALEN CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)
                         (STATED IN THOUSANDS DOLLARS)

                                                              THREE MONTHS
                                                             ENDED MARCH 31,
                                                            ------------------
                                                              1995      1994
                                                            --------  --------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net earnings (loss)....................................... $ (3,656) $  2,041
 Adjustments to reconcile net loss to net cash provided by
  operating activities:
  Depreciation, depletion and amortization.................   19,603    28,889
  Deferred income taxes....................................    1,316     4,574
  Dry hole expense.........................................      933       952
  Surrendered leases and other impairments.................      584     1,381
  Loss (gain) on sale of assets............................       (3)      (10)
  Other....................................................   (1,309)     (532)
                                                            --------  --------
                                                              17,468    37,295
 Changes in operating assets and liabilities:
  Decrease (increase) in accounts receivable...............   (3,540)    5,211
  Decrease in prepaid expenses.............................    1,198       798
  Increase (decrease) in accounts payable..................   (3,413)      170
  Decrease in interest payable.............................       (2)      (30)
  Decrease in accrued liabilities and other................     (559)   (4,360)
                                                            --------  --------
    Net cash provided by operating activities..............   11,152    39,084
                                                            --------  --------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Additions to property and equipment.......................  (16,350)  (12,358)
 Decrease in drilling well accrual.........................      (60)   (1,576)
 Proceeds from sale of property and equipment..............       23       207
                                                            --------  --------
    Net cash used in investing activities..................  (16,387)  (13,727)
                                                            --------  --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.......   (5,235)   25,357
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD.............   10,888    48,117
                                                            --------  --------
CASH AND CASH EQUIVALENTS, END OF PERIOD................... $  5,653  $ 73,474
                                                            ========  ========

                       DALEN CORPORATION AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS

1. The accompanying consolidated financial statements of DALEN Corporation and Subsidiaries (the "Company") have not been audited by independent public accountants. In the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the results of operations for the interim periods included herein have been made. Certain information and footnote disclosures normally included in the consolidated financial statements have been omitted. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included elsewhere herein.

2. In April 1995, Enserch Exploration, Inc., 99.2% owned by ENSERCH, entered into a definitive agreement to acquire 100% of the capital stock of the Company for $340 million plus the assumption of $115 million of bank debt.

3. In the third quarter of 1994, the Company sold certain oil and gas properties that did not fit within the Company's current business strategy. The Company sold the properties, which had a net book value of $131.7 million, to unrelated third parties for $134.0 million in cash, resulting in a pre-tax gain of $2.3 million. As a result of the sale, operating results for the three months ended March 31, 1995 are not comparable to the three months ended March 31, 1994.

(b) Pro forma financial information

                           ENSERCH EXPLORATION, INC.
                        PRO FORMA FINANCIAL INFORMATION
                                  (UNAUDITED)

  On May 15, 1995, an affiliate of Mobil signed a letter of intent to purchase a 40% interest in EEX's Green Canyon project ("Green Canyon Transaction"). An affiliate of Reading & Bates Corp. had previously signed a letter of intent to purchase a 20% interest in this project. Upon completion of the Green Canyon Transaction, EEX will own a 40% working interest in the Green Canyon project and remain the operator. On April 27, 1995, another affiliate of Mobil exercised its option to acquire a 40% interest in the Garden Banks project ("Garden Banks Transaction"). See Note (b) of Notes to Condensed Pro Forma Financial Statements.

  In June 1995, EEX acquired the international gas and oil operations of ENSERCH by the issuance of 1,075,147 shares of common stock of EEX and acquired the SACROC unit Kelly field, Scurry County, Texas ("SACROC") properties from ENSERCH for $1.65 million in cash. The number of shares issued to effect the acquisition of the international operations will be adjusted at closing based on the net proceeds per share received by EEX in a public offering of common stock.

  The following unaudited condensed pro forma financial statements give effect to the DALEN acquisition and related financing and the completion of the Garden Banks and Green Canyon Transactions. The condensed pro forma financial statements for the year ended December 31, 1994, and for the three months ended March 31, 1995, have been prepared from the historical financial statements of EEX and DALEN after adjustments as described below. The EEX financial information as presented herein is based on the historical results of operations of Enserch Exploration Partners, Ltd. ("EP"), after certain eliminations and adjustments, including a pro forma provision for income taxes, combined with the results of operations of the properties acquired from ENSERCH in 1995. The financial statements of EEX at December 31, 1994 and March 31, 1995 have been restated in a manner similar to a pooling-of-interests to reflect the acquisition of these operations under common control. The unaudited condensed pro forma balance sheet as of March 31, 1995, has been presented as if the above described transactions occurred on that date. The unaudited condensed pro forma statements of income assume that the DALEN Acquisition occurred at the beginning of each period presented.

  The unaudited condensed pro forma statements of income are not necessarily indicative of the financial results that would have occurred had the above-described events been consummated on the indicated dates, nor are they necessarily indicative of future results.

  EEX will account for the DALEN acquisition as a purchase. All acquired assets, consisting principally of gas and oil properties, will be evaluated following the acquisition for purposes of assigning the excess of the purchase price over DALEN's book value. It is anticipated that essentially all of the valuation adjustments will be assigned to gas and oil properties, and the condensed pro forma financial statements have been prepared on that basis. DALEN followed the successful efforts method of accounting for gas and oil properties, whereby unsuccessful exploratory costs are charged to expense as incurred. Costs applicable to productive wells and development dry holes are capitalized and amortized on the units-of-production method based on estimated proved reserve quantities. EEX follows the full-cost method of accounting for gas and oil properties, whereby all exploratory costs, including costs of both successful and unsuccessful exploratory wells, are capitalized and amortized on the units-of-production method based on estimated proved reserve quantities. For purposes of presenting the unaudited condensed pro forma financial statements of the combined entities, DALEN's statements of operations have been converted to the full-cost method of accounting.

  EEX borrowed $350 million under a bank revolving credit facility to fund the purchase of DALEN and to reduce advances from ENSERCH. A $150 million bridge loan was used to refinance DALEN's $115 million bank debt and reduce advances from ENSERCH. The bridge loan is expected to be repaid later this year with the proceeds of a $150 million asset-based financing. Proceeds from a planned offering of common stock of EEX will be applied to repay EEX's bank debt.

  Although EEX expects to reduce the general and administrative expenses for the combined operations of EEX and DALEN with the elimination of duplicative functions, the amount of such reduction cannot be reasonably determined at this time.

                           ENSERCH EXPLORATION, INC.

                  UNAUDITED CONDENSED PRO FORMA BALANCE SHEET
                                 MARCH 31, 1995

                                                            PRO FORMA       PRO FORMA
                                         EEX      DALEN   ADJUSTMENTS(a)   AS ADJUSTED
                                      ---------- -------- --------------  ------------
                                                         (IN THOUSANDS)
ASSETS
Current assets:
  Cash and equivalents..............  $      655 $  5,653   $  32,300(b)  $   38,608
  Accounts receivable--trade........      13,988   18,673                     32,661
  Accounts receivable--affiliates...      18,225   14,708                     32,933
  Other.............................       7,106    4,313                     11,419
                                      ---------- --------   ---------     ----------
    Total...........................      39,974   43,347      32,300        115,621
                                      ---------- --------   ---------     ----------
Net property, plant and equipment...   1,282,717  427,283     (71,297)     1,638,703
                                      ---------- --------   ---------     ----------
Other assets........................      16,258      540                     16,798
                                      ---------- --------   ---------     ----------
    Total...........................  $1,338,949 $471,170   $ (38,997)    $1,771,122
                                      ========== ========   =========     ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Bridge loan.......................  $          $          $ 150,000     $  150,000
  Accounts payable--trade...........      55,554   11,954                     67,508
  Accounts payable--ENSERCH
   Companies........................       3,481                               3,481
  Temporary advances--ENSERCH
   Companies (net)..................      65,449              (45,000)        20,449
  Current portion of capital lease
   obligations......................       4,760                               4,760
  Other.............................       3,407   10,255                     13,662
                                      ---------- --------   ---------     ----------
    Total...........................     132,651   22,209     105,000        259,860
                                      ---------- --------   ---------     ----------
Capital lease obligations...........     150,419              (54,000)        96,419
                                      ---------- --------   ---------     ----------
Long-term debt......................              115,000     235,000        350,000
                                      ---------- --------   ---------     ----------
Deferred income taxes...............     286,342   73,845     (73,845)       286,342
                                      ---------- --------   ---------     ----------
Other liabilities...................      32,895    8,964                     41,859
                                      ---------- --------   ---------     ----------
Common shareholders' equity.........     736,642  251,152    (251,152)       736,642
                                      ---------- --------   ---------     ----------
    Total...........................  $1,338,949 $471,170   $ (38,997)    $1,771,122
                                      ========== ========   =========     ==========

See Notes to Unaudited Condensed Pro Forma Financial Statements.

                           ENSERCH EXPLORATION, INC.

               UNAUDITED CONDENSED PRO FORMA STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1994

                                              PROPERTIES
                                               DIVESTED   PRO FORMA      PRO FORMA
                            EEX      DALEN    IN 1994(c) ADJUSTMENTS    AS ADJUSTED
                          --------  --------  ---------- -----------    -----------
                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
  Natural gas...........  $144,550  $115,593   $(10,271)                $249,872
  Oil and condensate....    30,880    45,814    (11,677)                  65,017
  Natural gas liquids...     2,377     5,240     (1,408)                   6,209
  Other.................     1,333     2,341     (2,236)                   1,438
                          --------  --------   --------                 --------
    Total...............   179,140   168,988    (25,592)                 322,536
                          --------  --------   --------                 --------
Costs and expenses:
  Production and
   operating............    30,963    32,008     (9,558)                  53,413
  Exploration...........     9,136    24,886        (22)  $(24,864)(d)     9,136
  Depreciation and
   amortization.........    80,308   101,151    (14,826)   (12,581)(d)   154,052
  Sale of inactive
   pipeline.............    (7,551)                                       (7,551)
  General,
   administrative and
   other................    20,022    18,057       (598)                  37,481
  Taxes, other than
   income...............    13,518    11,525     (2,015)                  23,028
                          --------  --------   --------   --------      --------
    Total...............   146,396   187,627    (27,019)   (37,445)      269,559
                          --------  --------   --------   --------      --------
Operating income (loss).    32,744   (18,639)     1,427     37,445        52,977
Other income (expense)--
 net....................      (314)    2,845     (2,280)                     251
Interest income.........     7,239     3,656                (3,656)(e)     7,239
Interest expense........       --     (6,002)              (25,848)(e)   (31,850)
                          --------  --------   --------   --------      --------
Income (loss) before
 income taxes...........    39,669   (18,140)      (853)     7,941        28,617
Income taxes (benefit)..    13,861   (15,206)      (299)    10,905 (f)     9,261
                          --------  --------   --------   --------      --------
Net income (loss).......  $ 25,808  $ (2,934)  $   (554)  $ (2,964)     $ 19,356
                          ========  ========   ========   ========      ========
Net income per share....  $    .24                                      $    .18
                          ========                                      ========
Weighted average shares
 outstanding............   105,656                                       105,656
                          ========                                      ========

See Notes to Unaudited Condensed Pro Forma Financial Statements.

                           ENSERCH EXPLORATION, INC.

               UNAUDITED CONDENSED PRO FORMA STATEMENT OF INCOME
                       THREE MONTHS ENDED MARCH 31, 1995

                                             PRO FORMA     PRO FORMA
                            EEX     DALEN   ADJUSTMENTS   AS ADJUSTED
                          -------  -------  -----------   -----------
                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
  Natural gas ..........  $31,885  $19,140                $51,025
  Oil and condensate....    8,947    8,537                 17,484
  Natural gas liquids...      735    1,121                  1,856
  Other.................       94       69                    163
                          -------  -------                -------
    Total...............   41,661   28,867                 70,528
                          -------  -------                -------
Costs and expenses:
  Production and
   operating............    8,393    6,154                 14,547
  Exploration...........    2,991    2,695    $(2,695)(d)   2,991
  Depreciation and
   amortization.........   19,093   19,603     (2,069)(d)  36,627
  General,
   administrative and
   other................    7,042    4,280                 11,322
  Taxes, other than
   income...............    3,578    2,382                  5,960
                          -------  -------    -------     -------
    Total...............   41,097   35,114     (4,764)     71,447
                          -------  -------    -------     -------
Operating income (loss).      564   (6,247)     4,764        (919)
Other income (expense)-
 net....................      (24)     144                    120
Interest income.........    1,026      155       (155)(e)   1,026
Interest expense........     (605)  (2,119)    (5,844)(e)  (8,568)
                          -------  -------    -------     -------
Income (loss) before
 income taxes...........      961   (8,067)    (1,235)     (8,341)
Income taxes (benefit)..      337   (4,411)       829 (f)  (3,245)
                          -------  -------    -------     -------
Net income (loss).......  $   624  $(3,656)   $(2,064)    $(5,096)
                          =======  =======    =======     =======
Net income (loss) per
 share..................  $   .01                         $  (.05)
                          =======                         =======
Weighted average shares
 outstanding............  105,658                         105,658
                          =======                         =======

See Notes to Unaudited Condensed Pro Forma Financial Statements.

          NOTES TO UNAUDITED CONDENSED PRO FORMA FINANCIAL STATEMENTS

(a) Adjusts the DALEN balance sheet to include in gas and oil properties the purchase price in excess of book value, eliminate DALEN's deferred income taxes and shareholder's equity and include the borrowings to finance the DALEN acquisition. Also adjusts the EEX balance sheet to reflect the completion of the Garden Banks and Green Canyon Transactions.

                                                                (IN THOUSANDS)
   Adjustments to gas and oil properties:
     Purchase price............................................    $340,000
     Less--DALEN shareholder's equity..........................    (251,152)
        DALEN deferred income taxes............................     (73,845)
                                                                   --------
     Remainder.................................................      15,003
     Completion of Garden Banks and Green Canyon Transactions
      (see Note (b)):
       Reduction of capital lease obligations..................     (54,000)
       Cash receipts...........................................     (32,300)
                                                                   --------
         Total.................................................    $(71,297)
                                                                   ========
   Borrowings:
     Bridge loan...............................................    $150,000
     Borrowing under bank revolving credit facility............     350,000
                                                                   --------
         Total.................................................    $500,000
                                                                   ========
   Used for:
     Payment of DALEN purchase price...........................    $340,000
     Repay DALEN bank debt.....................................     115,000
     Reduce advances from ENSERCH..............................      45,000
                                                                   --------
         Total.................................................    $500,000
                                                                   ========
   Changes in long-term debt:
     Borrowing under bank revolving credit facility............    $350,000
     Less DALEN bank debt repaid from proceeds of bridge loan..    (115,000)
                                                                   --------
         Increase in long-term debt............................    $235,000
                                                                   ========

    The DALEN acquisition will be recorded based on the balance sheet as of the closing date, June 8, 1995. It is anticipated that essentially all of the valuation adjustments will be assigned to gas and oil properties, and the condensed pro forma financial statements have been prepared on that basis.

(b) Reduces property and capital lease obligations by $54 million as of July 1, 1995, when an affiliate of Mobil is expected to complete the acquisition of a partial interest in the Garden Banks project. Also, as consideration for the sale of partial interests in the Garden Banks and Green Canyon projects, EEX expects to receive cash of $32.3 million, an interest in a gas and oil property and future work commitments related to the projects. The cash consideration will be recorded as a reduction of the carrying value of gas and oil properties. The conveyance of an interest in the gas and oil property and the future work commitments do not require recording in the financial statements of EEX.

(c) Eliminates revenues, expenses and a gain of $2.3 million in other income, all as attributable to properties divested by DALEN in the third quarter of 1994.

(d) Adjusts the DALEN statements of operations from the successful efforts to the full-cost method of accounting for gas and oil properties by eliminating DALEN's exploratory costs from Costs and Expenses and adjusting depreciation and amortization as follows:

                                                    YEAR ENDED   THREE MONTHS
                                                   DECEMBER 31, ENDED MARCH 31,
                                                       1994          1995
                                                   ------------ ---------------
                                                          (IN THOUSANDS)
    Eliminate successful efforts depreciation and
     amortization................................    $(86,325)     $(19,603)
    Add full cost amortization...................      73,744        17,534
                                                     --------      --------
      Net........................................    $(12,581)     $ (2,069)
                                                     ========      ========

(e) Adjusts interest income and interest expense to reflect EEX's financing of a portion ($155 million) of the DALEN purchase price and refinancing of DALEN bank debt in connection with the DALEN acquisition.

(f) Provides income taxes on pro forma adjustments to income before income taxes at the applicable statutory federal rate of 35%. Eliminates Section 29 tight gas sands credits and permanent differences recorded by DALEN and reduces state income taxes incurred by DALEN to the rate applicable to the ENSERCH Companies; the eliminations and reductions total $8.1 million for the year ended December 31, 1994, and $1.3 million for the three months ended March 31, 1995.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             Enserch Exploration, Inc.



Date: June 20, 1995                          By:       /s/ J. W. Pinkerton
                                                --------------------------------
                                                        J. W. Pinkerton,
                                                        Vice President